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                                                                    EXHIBIT 23.2

[LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the use of our report dated January 31, 2006 on the audit of the financial statements of Sirius Laboratories, Inc. for the year ended December 31, 2005, in Pre-Effective Amendment No. 1 to an SEC Form S-3 for DUSA Pharmaceuticals, Inc. related to the merger between DUSA Pharmaceuticals, Inc. and Sirius Laboratories, Inc. to be filed on August 15, 2006.


/s/ ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois

August 15, 2006